UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2023

VIMEO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40420	85-4334195
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

330 West 34th Street, 5th Floor, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 524-8791

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $0.01	VMEO	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2023, Vimeo, Inc. (“Vimeo” or the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”), at which the stockholders approved, among other matters, an amendment and restatement of the Vimeo, Inc. 2021 Stock and Annual Incentive Plan (the “Restated 2021 Plan”) to increase the number of shares that may be delivered under the plan by 10,000,000. The Restated 2021 Plan had been approved, subject to stockholder approval, by the Company’s Board of Directors. This description of the Restated 2021 Plan is qualified in its entirety by reference to the text of the Restated 2021 Plan filed as Exhibit 10.1 hereto.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, stockholders of the Company voted on the proposals set forth below. The final voting results on each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting are set forth below.

As of the close of business on April 10, 2023, the record date for the Annual Meeting, there were 156,355,108 shares of Vimeo common stock (entitled to one vote per share) and 9,399,250 shares of Vimeo Class B common stock (entitled to ten votes per share) outstanding and entitled to vote. Vimeo common stock and Class B common stock are collectively referred to as Vimeo capital stock.

1. A proposal to elect ten members of Vimeo’s Board of Directors, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Vimeo Board of Directors). The stockholders elected each of the nominees to the Vimeo Board of Directors on the basis of the following voting results.

Elected by holders of Vimeo common stock voting as a separate class:

	FOR	WITHHELD	BROKER NON-VOTES
Alesia J. Haas	66,207,076	46,789,517	17,226,113
Ida Kane	110,246,832	2,749,761	17,226,113
Shelton “Spike” Lee	110,240,931	2,755,662	17,226,113

Elected by holders of Vimeo Capital Stock voting as a single class:

	FOR	WITHHELD	BROKER NON-VOTES
Adam Gross	204,236,537	2,752,556	17,226,113
Jay Herratti	200,831,088	6,158,005	17,226,113
Mo Koyfman	148,679,807	58,309,286	17,226,113
Nabil Mallick	203,834,795	3,154,298	17,226,113
Glenn H. Schiffman	201,725,898	5,263,195	17,226,113
Anjali Sud	204,240,184	2,748,909	17,226,113
Alexander von Furstenberg	204,590,169	2,398,924	17,226,113

2.	A non-binding advisory vote on the frequency (one, two or three years) of holding the advisory vote on executive compensation in the future. Stockholders voted in favor of holding the vote every one year on the basis of the following voting results:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES
206,119,394	40,796	779,348	49,555	17,226,113

3.	A proposal to ratify the appointment of Ernst & Young LLP as Vimeo’s independent registered public accounting firm for the 2023 fiscal year. The proposal was approved on the basis of the following voting results:

FOR	AGAINST	ABSTAIN
224,133,860	68,470	12,876

4.	A proposal to amend the Vimeo, Inc. 2021 Stock and Annual Incentive Plan to increase the number of shares that may be delivered under the plan by 10,000,000. The proposal was approved on the basis of the following voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
160,871,918	45,092,936	1,024,239	17,226,113

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Vimeo, Inc. 2021 Stock and Annual Incentive Plan, as amended and restated as of June 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIMEO, INC.

By:	/s/ Gillian Munson
Name:	Gillian Munson
Title:	Chief Financial Officer

Date: June 8, 2023